SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Core Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Diversified Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Diversified Stock Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
Inflation-Protected Bond Portfolio[1]	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
Large Company Value Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Short-Term Investment Portfolio	0.10
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Stable Income Portfolio	First 1B Next 4B Next 3B Over 8B	0.30 0.275 0.25 0.225

1. On August 13, 2014 the Board of Wells Fargo Master Trust approved the name change of the Inflation-Protected Bond Portfolio to the Real Return Portfolio effective on or about December 1, 2014.

Most recent annual approval: June 1, 2014

Schedule A amended:  August 13, 2014

            The foregoing fee schedule is agreed to as of August 13, 2014 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

     C. David Messman

     Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Aldo Ceccarelli

                                                                    Senior Vice President